EXHIBIT 5.4

June 29, 2010

TO:         UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:          CENOVUS ENERGY INC.

REGISTRATION STATEMENT ON FORM F-9

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Cenovus Energy Inc.’s petroleum and natural gas reserves and contingent resources as at December 31, 2009, in the registration statement on Form F-9 of Cenovus Energy Inc.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P.A. Welch, P. Eng.
P.A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6 Tel: (403) 262-5506 Fax: (403) 233-2744 www.mcdan.com